Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of August 20, 2019, by and among Infor (US), Inc., a Delaware corporation (the “Company”), IGS Holding, LP, a Delaware limited partnership (“Parent”), Infor Enterprise Applications, LP, a Delaware limited partnership, and Charles E. Phillips, Jr. (“Executive”). This Agreement shall not be effective until after the revocation period in the First General Release (defined below) has expired without Executive’s revocation thereof (such date, the “Effective Date”).

WHEREAS, Executive and the Company are parties to that certain Employment Agreement, dated as of December 1, 2010 (the “Prior Agreement”).

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety effective as of the Effective Date upon the terms set forth herein.

WHEREAS, (i) Executive and Infor Enterprise Applications, LP (“IEA LP”) are parties to that certain Management Incentive Unit Subscription Agreement, dated as of May 31, 2012 (the “IEA LP Subscription Agreement”), pursuant to which IEA LP issued to Executive 1,950,000 Management Common Units (formerly Class C Units) of IEA LP (the “Management Common Units”), (ii) Executive, Parent and IEA LP are parties to that certain Equity Liquidity Program and Preemptive Rights letter agreement, dated as of February 17, 2017 (the “Liquidity Agreement”), (iii) Executive, Parent, IEA LP and Koch Software Investments, LLC (“KSI”) are parties to that certain Unit Purchase Agreement, dated as of October 20, 2017 (the “Purchase Agreement”), pursuant to which Executive purchased 533,164 Class A Units of Parent (the “Class A Units) from KSI and IEA LP, (iv) Executive and Parent are parties to that certain Management Incentive Unit Subscription Agreement, dated as of February 17, 2017 (the “Class C Subscription Agreement), pursuant to which Parent issued to Executive 14,541,160.30 Class C Units of Parent (the “Class C Units”) and (v) Executive and Parent are parties to that certain Management Incentive Unit Subscription Agreement, dated as of October 11, 2017 (“Class D Subscription Agreement” and together with the IEA LP Subscription Agreement, the Purchase Agreement and the Class C Subscription Agreement, the “Subscription Agreements”), pursuant to which Parent issued to Executive 39,160,448.77 Class D Units of Parent (the “Class D Units”); 24,475,280 Class D Units are vested Class D Units.

WHEREAS, the parties hereto desire to terminate the Liquidity Agreement and, notwithstanding Executive’s continued employment with the Company and anything to the contrary in the Subscription Agreements, IEA LP desires to repurchase and Executive desires to sell Executive’s Management Common Units and the Company desires to repurchase and Executive desires to sell Executive’s Class A Units, Class C Units and Class D Units.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Employment and Prior Agreements.

(a)    The Company hereby agrees to continue Executive’s employment with the Company, and Executive hereby agrees to continue his employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 4.

(b)    Other than that certain Indemnity Agreement, dated October 19, 2010 (together with any and all predecessor director and officer indemnity agreements entered into by and among Executive and/or Parent and any of its Subsidiaries), by and among Executive, Parent and certain of Parent’s Subsidiaries (it being acknowledged by each of the undersigned that each of the foregoing indemnity agreements will survive in accordance with their express terms and conditions), any and all prior agreements or understandings between Executive and Parent or any of its Subsidiaries with respect to Executive’s employment (including the Prior Agreement) are hereby terminated in their entirety as of the Effective Date and shall be of no further force or effect and neither party thereto shall have any further liabilities or obligations with respect thereto.

(c)    The Liquidity Agreement shall be terminated as of the Effective Date and shall have no further force or effect. Neither Executive, Parent nor IEA LP shall have any further rights, obligations or continuing liabilities under the Liquidity Agreement and no further payments or obligations shall be due or owing, or may become due or owing, under or in respect of the Liquidity Agreement.

(d)    As a condition to Parent and the Company entering into this Agreement, Executive shall, concurrently with the execution and delivery of this Agreement, execute and deliver to the Company a general release in the form attached hereto as Exhibit A (the “First General Release”) and such First General Release shall have become effective.

2.     Position and Duties.

(a)    During the Employment Period (as defined in Section 4 below), Executive shall serve as the Chairman of the Company. Executive will report to, and be subject to the overall direction and authority of, the Board of Directors of Parent (the “Board”). Executive’s duties shall include (in each case as may be requested by the CEO or the Board from time to time) (i) attending and presenting at conferences and other events on behalf of the Company, (ii) product-related support, including attending conferences and other events to assess market developments and provide feedback to the Board, (iii) meeting with and supporting customers and potential customers, and (iv) providing customary Board input and advisory support to the Chief Executive Officer of the Company (the “CEO”) and other members of the Board (including assisting with general marketing, strategy and review of potential acquisition targets). So long as Executive is the Company’s Chairman, subject to applicable law and the rules of any stock exchange on which Parent’s or any of its Subsidiaries’ stock may be traded, the Company will ensure that Executive is appointed to the Board of Directors of Infor, Inc.

(b)    Subject to Section 9, Executive will devote Executive’s best efforts and such time and attention to the business and affairs of the Company commensurate with Executive’s assigned duties for the Company. Executive will perform Executive’s duties and responsibilities to the Company to the best of Executive’s abilities in a diligent, trustworthy, businesslike and efficient manner.

(c)    In performing Executive’s duties hereunder, Executive agrees to travel as needed to other location(s) (including the Company’s offices in New York, New York and Alpharetta, Georgia) as may be mutually agreed between the Company and Executive.

(d)    For purposes of this Agreement, “Subsidiaries” (in either plural or singular form) shall mean any corporation or other entity (including the Company) of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by Parent, directly or indirectly through one or more Subsidiaries.

3.    Base Salary, Benefits, Business Expenses and Equity.

(a)    During the Employment Period, Executive’s base salary will be $1,000,000 per annum (the “Base Salary”), which salary will be subject to increase by the Board in its discretion and will be payable in regular installments in accordance with the Company’s general payroll practices for all salaried employees and will be subject to customary withholding. In addition, during the Employment Period, Executive will be entitled to participate in all of the Company’s employee benefit programs for which all other executive employees of the Company are generally eligible (excluding any cash bonus and incentive equity compensation) in accordance with the terms and conditions of such programs as the same may be amended, modified or eliminated from time to time. Executive shall be entitled to such amount of vacation during each year of the Employment Period as is consistent with the Company’s policy for senior executives.

(b)    During the Employment Period, the Company will reimburse Executive up to $150,000 per annum (ratable for the length of the Employment Period) for third-party executive assistant support (which executive assistant shall not be an employee of Parent or any of its Subsidiaries) and for all reasonable and necessary business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. In addition, Executive shall be entitled to use the Company’s private aircraft (whether such aircraft is owned or leased) (i) for business use, which shall be approved in writing by the CEO or the Board prior to such use, and (ii) for up to 20 hours per calendar year of personal use and the Company shall gross up for tax purposes any deemed income to Executive arising pursuant to such use, so that the economic benefit is the same to Executive as if such payments were provided on a non-taxable basis to Executive. To the extent that any reimbursements or in-kind benefits under this Agreement constitute “Non-qualified Deferred Compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (i) all such expenses, benefits or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (ii) any right to such reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided in any other taxable year.

(c)    Notwithstanding Executive’s continued employment with the Company and anything to the contrary in the Class C Subscription Agreement, upon the Effective Date, (i) the Incentive Units shall cease to vest, and (ii) all unvested Incentive Units held by Executive or one or more transferees of Executive, as applicable, in each case other than Parent or IGS Holding GP, LLC, shall automatically expire and be forfeited to Parent.

(d)    Notwithstanding Executive’s continued employment with the Company and anything to the contrary in the Subscription Agreements, upon the Effective Date, IEA LP will repurchase Executive’s Management Common Units and the Company will repurchase Executive’s Class A Units, Class C Units and Class D Units. The aggregate consideration to be paid to Executive is $49,422,172 for Executive’s Management Common Units, Class A Units, Class C Units and Class D Units (the “Purchase Price”). As a condition to Parent and the Company entering into this Agreement, Executive shall, concurrently with the execution and delivery of this Agreement, execute and deliver to the Company a Repurchase Agreement in the form attached hereto as Exhibit C (the “Repurchase Agreement). As set forth in the Repurchase Agreement in further detail (and subject to the terms and conditions therein), Parent will deliver or cause to be delivered, subject to the Company’s receipt of Executive’s signed Repurchase Agreement, the Purchase Price by cashier’s check or wire transfer of immediately available funds in three installments on January 2, 2020, September 1, 2021 and September 1, 2022.

4.    Term.

(a)    The employment period (the “Employment Period”) will commence on the Effective Date and will terminate immediately upon the first to occur of (the date of such termination, the “Expiration Date”): (i) the effective date of Executive’s resignation with or without Good Reason (as defined below); (ii) Executive’s death or Disability (as defined below); or (iii) the Company’s election to terminate Executive’s employment at any time for Cause (as defined below) or without Cause.

(b)    Except as otherwise expressly provided in this Section 4, Executive shall not be entitled to any salary, employee benefits or compensation from Parent or its Subsidiaries after the termination of the Employment Period and all of Executive’s rights to salary, employee benefits and other compensation hereunder (if any) which would have accrued or become payable after the termination of the Employment Period (other than vested retirement or other non-forfeitable employee benefits accrued on or prior to the termination of the Employment Period or other amounts owing hereunder as of the date of such termination that have not yet been paid) shall cease upon such termination, other than those expressly required under applicable law (such as COBRA). Subject to Section 21(e), the Company may offset any amounts the Company owes Executive pursuant to this Section 4 against (i) any obligation for a liquidated sum then due and owing by Executive to Parent or any of its Subsidiaries, and (ii) any obligations Executive has to Parent or any of its Subsidiaries pursuant to any promissory note made by Executive in favor of Parent or any of its Subsidiaries, whether or not the obligations under any such promissory note are then due and owing. The termination of Executive’s employment with the Company for any reason shall be deemed to automatically remove Executive, without any further action, from any and all offices held by Executive with the Company, Parent or any of their respective Subsidiaries (including, without limitation, any office as a member of the board of directors of the Company, Parent or any of their respective Subsidiaries). Executive agrees to promptly sign and submit notice(s) of resignation or any other documents reasonably requested in order for the Parent or any of its Subsidiaries to effect the removal of Executive from any offices held by Executive.

(c)    If the Employment Period is terminated for any reason other than the circumstances described in Section 4(d), Executive will be entitled only to receive his Base Salary and other non-forfeitable, vested employee benefits accrued but not yet paid through the date of such termination.

(d)    If the Employment Period is terminated by the Company without Cause or by Executive with Good Reason before the end of the first anniversary of the Effective Date, Executive shall be entitled to receive the remaining Base Salary that, but for such termination, would be payable to Executive through the first anniversary of the Effective Date (“Severance”), which Severance will be payable, subject to Section 4(e), in regular installments in accordance with the Company’s general payroll practices for all salaried employees and will be subject to customary withholding. As a condition to the Company’s obligation to pay Executive Severance, Executive shall execute and deliver to the Company a general release in the form attached hereto as Exhibit B (the “Second General Release”), such Second General Release shall have become effective and Executive shall not have revoked or breached the provisions of such release or breached the provisions of Section 7 below.

(e)    Executive shall forfeit all rights to Severance (excluding, for avoidance of doubt, any non-forfeitable employee benefits (such as the opportunity to elect COBRA benefits) mandated by law) unless the Second General Release is signed and delivered (and no longer subject to revocation) within sixty (60) days following the date of Executive’s termination of employment. If the Second

General Release is executed and delivered and no longer subject to revocation as provided in the preceding sentence, then such Severance shall commence upon the sixtieth (60th) day following Executive’s termination of employment and shall be payable in regular installments in accordance with Section 4(d). The first such cash payment shall include payment of all amounts that otherwise would have been paid prior thereto had such payments commenced immediately upon Executive’s termination of employment, and any payments made thereafter shall continue as provided herein. The delayed benefits shall in any event expire at the time such benefits would have expired had such benefits commenced immediately following Executive’s termination of employment. The Company may provide, in its sole discretion, that Executive may continue to participate in any benefits delayed pursuant to this Section 4(e) during the period of such delay; provided that Executive shall bear the full cost of such benefits during such delay period. Upon the date such benefits would otherwise commence pursuant to this Section 4(e), the Company may reimburse Executive the Company’s share of the cost of such benefits, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to Executive, in each case had such benefits commenced immediately upon Executive’s termination of employment. Any remaining benefits shall be reimbursed or provided by the Company in accordance with the schedule and procedures specified herein.

(f)    For purposes of this Agreement as it relates to Executive, “Cause” means: (i) the conviction of a felony or pleading nolo contendere to a felony charge; (ii) any intentional act of material fraud against Parent or any of its Subsidiaries (including the Company); (iii) willful misconduct that is materially injurious to the financial condition of Parent and its Subsidiaries (including the Company); (iv) willful and continued failure to perform material duties as reasonably directed by the Board consistent with this Agreement (including those duties described in Section 2(a)); (v) willful unauthorized disclosure of a trade secret or other confidential material information of Parent or any of its Subsidiaries (including the Company), that Executive knew or reasonably should have known could reasonably be expected to result in a material adverse effect on any of them; or (vi) a willful act or omission that constitutes a material breach by Executive of this Agreement. Except for actions or circumstances which, in the reasonable good faith judgment of the Board cannot be cured, Executive will have thirty (30) calendar days from Executive’s receipt of notice from the Company setting forth in reasonable detail the circumstances constituting Cause within which to cure. Following an IPO, Executive’s termination of employment will not be considered to be for Cause unless it is approved by a majority vote of the members of the Board. Furthermore, the Company and Executive understand and agree that good faith decisions of Executive relating to the conduct of the Company’s business or the Company’s business strategy will not constitute “Cause”.

(g)    For purposes of this Agreement as it relates to Executive, “Good Reason” means (i) a material reduction of Executive’s duties and responsibilities or Base Salary; (ii) the Company’s material breach of this Agreement, which in the case of clauses (i) – (ii) above, is not cured within 30 days after delivery of written notice thereof by Executive to the Company; provided that written notice of Executive’s resignation for Good Reason must be delivered to the Company within 90 days after the date Executive first knew or should reasonably have known of the occurrence of any such event in order for Executive’s resignation with Good Reason to be effective hereunder.

(h)    For purposes of this Agreement, “Disability” means any incapacity due to a physical or mental illness or injury which results in Executive’s inability to perform his duties for a total of 60 days during any 12 month period, as determined by the Board in its good faith judgment and (ii) will be deemed to have occurred on the 60th day of such inability to perform.

(i)    For purposes of this Agreement, “IPO” means any underwritten initial public offering of the common stock of Parent or any of its Subsidiaries pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

(j)    In the event of Executive’s termination of employment, Executive will take all necessary and reasonable actions to effect a smooth transition of Executive’s duties to such person or persons as may be designated by the Board or its designee. During the period beginning on the Effective Date and ending on the date that is the later of (i) the second anniversary of the Effective Date and (ii) the first anniversary of the termination date of the Employment Period, (A) Executive agrees not to knowingly disparage, criticize or otherwise make derogatory statements regarding Parent or its Subsidiaries, their past and present investors, officers or directors and (B) the Company agrees to cause the Board, the representatives of Golden Gate Capital and Koch Equity Development LLC (for so long as they are affiliated with the Company) and members of the Executive Team of Parent and its Subsidiaries (including the Company) not to knowingly disparage Executive; it being agreed and understood that any public announcements made by any of Executive, the Company, the members of the Board, the representatives of Golden Gate Capital and Koch Equity Development LLC and the members of the Executive Team of Parent and its Subsidiaries about the reasons for Executive’s termination of employment will be limited to the statements included in a mutually agreed script approved by the Company and Executive prepared upon Executive’s termination of employment.

5.    Confidential Information. Executive acknowledges and agrees that the information, observations and data (including, without limitation, trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical and business information) concerning the business or affairs of Parent or any of its Subsidiaries obtained by Executive while employed by Parent or any of its Subsidiaries or while serving as an officer or director of Parent or any of its Subsidiaries (“Confidential Information”) are the property of Parent or such Subsidiary. Therefore, during the Employment Period and at all times thereafter, Executive agrees that Executive will not disclose to any unauthorized person or use for Executive’s own purposes, except in the performance of Executive’s duties and responsibilities hereunder, any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters are or become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Executive will deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined Section 6 below) or the business of Parent or any of its Subsidiaries which Executive may then possess or have under Executive’s control. Notwithstanding the foregoing, Executive is permitted to disclose Confidential Information to the extent required to provide truthful testimony before a court or other governmental authority or to the extent required to respond to a properly issued subpoena of Executive (individually and collectively, “Compelled Disclosure”); provided that Executive provides such prior written notice to the Company of such Compelled Disclosure to allow the Company to either contest such intended Compelled Disclosure and/or seek an appropriate protective order from a court of competent jurisdiction.

6.    Inventions and Patents. Executive acknowledges and agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to Parent’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Parent or any of its Subsidiaries (“Work Product”) belong to Parent or such Subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

7.    Restrictive Covenants.

(a)    In further consideration of the compensation to be paid to Executive hereunder and any equity compensation to be made available to Executive pursuant to Parent’s incentive equity plans, Executive acknowledges that in the course of Executive’s employment with the Company Executive has become, and will continue to become, familiar with Parent’s and its Subsidiaries’ trade secrets and with other Confidential Information concerning Parent and its Subsidiaries and that Executive’s services are and will continue to be of special, unique and extraordinary value to Parent and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and during the 12 month period immediately following the termination of the Employment Period for any reason whatsoever (the “Nonsolicitation Period”), Executive will not directly or indirectly, for Executive or any other person or entity, (1) induce or attempt to induce any employee of Parent or any of its Subsidiaries to leave the employ of Parent or any of its Subsidiaries, or in any way interfere with the relationship between Parent or any of its Subsidiaries, on the one hand, and any employee thereof, on the other, (2) hire any person who is (or in the case of a former employee, was an employee of Parent or any of its Subsidiaries at any time during the 180 day period prior to any attempted hiring by Executive) an employee of Parent or any of its Subsidiaries, (3) induce or attempt to induce any supplier, licensee, licensor, customer or other material business relation of Parent or any of its Subsidiaries to cease doing business with Parent or such Subsidiary, or in any way interfere with the relationship between any such supplier, licensee, licensor, customer or material business relation and Parent or such Subsidiary of Parent, as the case may be (including, without limitation, making any negative statements or communications about Parent or any of its Subsidiaries) (provided that Executive shall not be considered to have breached his obligations under the foregoing clause (3) as a result of any representatives of any of Executive’s successor employers encouraging customers of Parent or its Subsidiaries to do business with any such successor employer so long as Executive has no direct involvement in any such customer solicitation (including without limitation, by disclosing or otherwise misusing any trade secrets or Confidential Information of Parent and its Subsidiaries)), or (4) participate in any Competitive Activity. “Competitive Activity” means directly or indirectly owning any interest in, managing, controlling, participating in, being employed by, consulting with or rendering services for any company or business (i) with over $250,000,000 in revenue during the immediately preceding 12-month period from the sale of software and associated services which competes directly or indirectly with the businesses of Parent or any of its Subsidiaries or (ii) actively developing products to compete directly or indirectly with the businesses of Parent or any of its Subsidiaries; provided, that the passive ownership of not more than 2% of the outstanding equity securities of any class of a corporation which is publicly traded will not be deemed to be a Competitive Activity, so long as Executive has no active participation in the business of such corporation. Executive agrees that the aforementioned covenant contained in this Section 7(a) is reasonable with respect to its duration, geographical area and scope. Notwithstanding anything to the contrary contained in this Section 7(a), the provisions of this Section 7(a) shall not apply to any activity conducted by Executive following the Employment Period for any business affiliated with or otherwise controlled by Golden Gate Capital or Koch Industries, Inc. or investment funds managed by Golden Gate Capital or Koch Industries, Inc.

(b)    If, at the time of enforcement of Sections 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages may not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, Parent, the Company or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event a court determines that Executive breached or violated this Section 7, the periods of such restrictive covenants will be tolled until such breach or violation has been duly cured.

8.     Additional Acknowledgments. Executive expressly agrees and acknowledges that the restrictions contained in Sections 5, 6 and 7 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to Parent and its Subsidiaries of the non-enforcement of Sections 5, 6 and 7 outweighs any harm to Executive of their enforcement by injunction or otherwise. Executive acknowledges that Executive has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

9.    Other Businesses. As long as Executive is employed by the Company, Executive agrees that Executive will not, except with the express written consent of the Board, become engaged in, or render services for any business other than the business of Parent, any of its Subsidiaries or any of their affiliates if such engagement or services would impair or limit Executive’s ability to provide the services contemplated under this Agreement; provided, however, that it is expressly agreed and acknowledged that Executive shall not render services for any business that participates in a Competitive Activity.

10.    Executive’s Representations. Executive hereby represents and warrants to Parent and the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound (including any confidentiality or non-disclosure agreement), (ii) Executive is not a party to or bound by any employment agreement or noncompete agreement with any other person or entity, (iii) upon the execution and delivery of this Agreement by Parent, the Company and Executive, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms and (iv) the equity securities being repurchased pursuant to the Repurchase Agreement constitute all of Executive’s equity interests in IEA LP, Parent or any of their respective subsidiaries or affiliates. Executive hereby acknowledges and represents that he has consulted with (or has had an opportunity to consult with) independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

11.    Survival. This Agreement shall remain in full force and effect in accordance with its terms, notwithstanding any termination of the Employment Period for any reason.

12.    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Executive:

Charles E. Phillips, Jr.

113 West 88th Street

New York, NY 10024

with a copy to:

Shearman & Sterling LLP

Attention: Linda E. Rappaport and George Spera

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 848-7179

Notices to the Company:

Infor (US), Inc.

Attention: General Counsel

13560 Morris Road, Suite 4100

Alpharetta, GA 30004

Facsimile: (678) 319-9032

with a copy to:

Kirkland & Ellis LLP

Attention: Jeremy Veit, P.C. and Nadia Karkar

555 California Street, 27th Floor

San Francisco, CA 94104

Facsimile: (415) 439-1500

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

13.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.    Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect its subject matter and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, except as otherwise expressly stated herein.

15.    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

16.    Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

17.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, Parent, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder. Parent’s Subsidiaries and Golden Gate Capital, Koch Industries, Inc. and the investment funds managed by them are intended third party beneficiaries of this Agreement to the extent provided herein.

18.    Choice of Law; Venue; Waiver of Jury Trial. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, the parties agree to the waiver of a jury trial in connection with any dispute, claim or controversy arising out of or related to this Agreement. Each party hereto irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the borough of Manhattan for any action, suit or proceeding arising out of or relating to this Agreement (and irrevocably and unconditionally agrees not to commence any such action, suit or proceeding except in such courts, other than in connection with the enforcement of a judgment rendered by any such court, which judgment may be enforced in any court having appropriate jurisdiction), (b) waives any objection to the laying of venue of any such action, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

19.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Board and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

20.    Tax Withholdings. All amounts specified herein shall be reduced by all required tax withholdings.

21.    Section 409A Compliance.

(a)    The intent of the parties is that payments and benefits under this Agreement comply with Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(c)    Notwithstanding any other payment schedule provided herein to the contrary, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then each of the following shall apply:

(i)    With regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of Executive, and (B) the date of Executive’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 21(c)(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Executive in a lump sum, and all remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein; and

(ii)    To the extent that any benefits to be provided during the Delay Period is considered deferred compensation under Code Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Code Section 409A, Executive shall pay the cost of such benefits during the Delay Period, and the Company shall reimburse Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(d)    For purposes of Code Section 409A, Executive’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e)    Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset unless otherwise permitted by Code Section 409A.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INFOR (US), INC.

By:	/s/ GREGORY M. GIANGIORDANO
Name:	Gregory M. Giangiordano
Its:	President

IGS HOLDING, LP

By:	IGS HOLDING GP, LLC
Its:	General Partner

By:	/s/ RISHI CHANDNA
Name:	Rishi Chandna
Its:	Vice President & Secretary

INFOR ENTERPRISE APPLICATIONS, LP

By:	/s/ RISHI CHANDNA
Name:	Rishi Chandna
Its:	Vice President & Secretary

/s/ CHARLES E. PHILLIPS, Jr.
Charles E. Phillips, Jr.

{Employment Agreement}

S-1

Exhibit A

GENERAL RELEASE

I, CHARLES E. PHILLIPS, JR., in consideration of Infor (US), Inc. a Delaware corporation (the “Company”), entering into the Amended and Restated Employment Agreement, dated as of August 20, 2019 (the “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.

I understand that any payments or benefits paid or granted to me under the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.

Except as provided in paragraph 4 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with the Company or the modification of my role as contemplated by the Agreement (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided that nothing herein shall release any Claims arising out of or relating to my capacity as a current or former equityholder of the Company or any of its predecessors, subsidiaries or affiliates (it being agreed and acknowledged that any rights I may have as a current or former equityholder of the Company or any of its predecessors, subsidiaries or affiliates shall be subject to the terms and conditions of the agreements and/or arrangements pursuant to which such equity securities were issued, that certain Equity Liquidity Program and Preemptive Rights letter agreement, dated as of February 17, 2017, by and among Executive, IGS Holding LP and Infor Enterprise Applications, LP and that certain Management Incentive Unit Subscription Agreement, dated as of October 11, 2017, by and between Executive and IGS Holding LP (each as amended by the Agreement)); and provided, further, that nothing herein shall release any Claims to (i) payments and benefits under the Agreement, (ii) any nonforfeitable benefits under any of the employee benefit plans and executive compensation arrangements of the Company or any of the Related Parties which, by their terms, specifically provide for nonforfeitable benefits, or (iii) any indemnification rights I may have in accordance with the Company’s governance instruments, the Agreement, any indemnity agreements entered into by and among me and/or the Company and any of its affiliates or under any director and officer liability insurance maintained by the Company or its affiliates with respect to liabilities arising as a result of my service as an officer and employee of the Company or its affiliates.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that the modification of my role as contemplated by the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.

I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

8.

I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.

Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10.

I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11.

As of the date this hereof, I acknowledge and represent that I have not been either directly or indirectly involved in, witnessed or asked or directed to participate in any conduct that could give rise to an allegation that the Company has violated any laws applicable to its businesses or that could otherwise be construed as inappropriate or unethical in any way, even if such conduct is not, or does not appear to be, a violation of any law. I acknowledge and represent that I have been given the opportunity to report such conduct to the Company and to third parties and that I have not made any such report to the Company or to any third parties.

12.

Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.

Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON ________ ___, _________ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______ ___, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.	THE CHANGES TO THE AGREEMENT SINCE ________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

7.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

9.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: 8/20/2019
/s/ CHARLES E. PHILLIPS, JR.
CHARLES E. PHILLIPS, JR.

Exhibit B

GENERAL RELEASE

I, CHARLES E. PHILLIPS, JR., in consideration of and subject to the performance by Infor (US), Inc. a Delaware corporation (the “Company”), of its obligations under the Amended and Restated Employment Agreement, dated as of [•], 2019 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.

I understand that any payments or benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.

Except as provided in paragraph 4 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided that nothing herein shall release any Claims arising out of or relating to my capacity as a current or former equityholder of the Company or any of its predecessors, subsidiaries or affiliates (it being agreed and acknowledged that any rights I may have as a current or former equityholder of the Company or any of its predecessors, subsidiaries or affiliates shall be subject to the terms and conditions of the agreements and/or arrangements pursuant to which such equity securities were issued); and provided, further, that nothing herein shall release any Claims to (i) payments and benefits under the Agreement, (ii) any nonforfeitable benefits under any of the employee benefit plans and executive compensation arrangements of the Company or any of the Related Parties which, by their terms, specifically provide for nonforfeitable benefits, or (iii) any indemnification rights I may have in accordance with the Company’s governance instruments, the Agreement, any indemnity agreements entered into by and among me and/or the Company and any of its affiliates or under any director and officer liability insurance maintained by the Company or its affiliates with respect to liabilities arising as a result of my service as an officer and employee of the Company or its affiliates.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

6.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.

I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

8.

I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.

Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10.

I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11.

I agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

12.

As of the date this hereof, I acknowledge and represent that I have not been either directly or indirectly involved in, witnessed or asked or directed to participate in any conduct that could give rise to an allegation that the Company has violated any laws applicable to its businesses or that could otherwise be construed as inappropriate or unethical in any way, even if such conduct is not, or does not appear to be, a violation of any law. I acknowledge and represent that I have been given the opportunity to report such conduct to the Company and to third parties and that I have not made any such report to the Company or to any third parties.

13.

Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14.

Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER

THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON ________ ___, _________ TO CONSIDER IT AND THE CHANGES MADE SINCE THE _______ ___, _____ VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.	THE CHANGES TO THE AGREEMENT SINCE ________ ___, _____ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

7.	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

8.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

9.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:

CHARLES E. PHILLIPS, JR.

Exhibit C

REPURCHASE AGREEMENT

[See attached.]